                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

Warrant No. M-1                                             October 14, 1999


                         iBEAM BROADCASTING CORPORATION

                   SERIES D PREFERRED STOCK PURCHASE WARRANT

     iBEAM Broadcasting Corporation, a Delaware corporation (the "Company"), hereby grants to Microsoft Corporation, a Washington corporation ("Microsoft"), or its permitted assigns or transferees (Microsoft and each such permitted assignee or transferee being referred to herein as a "holder" and collectively as the "holders") the right to purchase, at any time after the Exercise Date (as defined below in Section 1.2) and from time to time on and after the date hereof until the Expiration Date (as defined below), up to 218,120 fully paid and non-assessable shares of Series D Preferred Stock of the Company, $.0001 par value per share (the "Series D Preferred Stock"), on the terms and subject to the conditions set forth below.

          This Series D Preferred Stock Purchase Warrant (hereinafter, this "Warrant") was originally issued on October 14, 1999 (the "Original Issue Date"). This Warrant shall expire and be of no further force or effect on the earlier to occur of (i) the date seven (7) years from the Original Issue Date and (ii) the date four (4) years from the closing of an initial public offering of the Company's Common Stock under the Securities Act (the "Expiration Date").

     1.   Exercise of Warrant.
          -------------------

          1.1  Exercise and Vesting.  Subject to adjustment as hereinafter
               --------------------
provided, the rights represented by this Warrant are exercisable on and after the Exercise Date (as defined below in Section 1.2) until the Expiration Date, at a price per share (the "Exercise Price") of the Series D Preferred Stock issuable hereunder equal to $5.96. The Exercise Price shall be payable in cash, by certified or official bank check as hereinafter provided or in accordance with Section 1.2 below. This Warrant is fully vested. The shares purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares."

     Upon surrender of this Warrant with a duly executed Notice of Exercise in the form of Annex A hereto, together with payment, if applicable, of the Exercise Price for the Warrant Shares purchased, at the Company's principal executive offices presently located at 645 Almanor Avenue, Suite 100, Sunnyvale, CA 94086, or at such other address as the Company shall have advised the holder in writing (the "Designated Office"), the holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The Company agrees that the Warrant Shares shall be deemed to have been issued to the holder as of the close of business on the date on which this Warrant shall have been surrendered together with the Notice of Exercise and payment, if applicable, for such Warrant Shares.

          1.2  Right to Convert.
               ----------------

               (a) Subject to the provisions of Section 1.1, at any time or from time on or prior to the Expiration Date, the holder of this Warrant shall also have the right to convert this Warrant or any portion thereof (the "Conversion Right"), without payment by the holder of this Warrant of the Exercise Price in cash or any other consideration (other than the surrender of rights to receive Warrant Shares hereunder), into Warrant Shares as provided in this Section 1.2. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant (without payment by the holder of this Warrant of the Exercise Price in cash or any other consideration (other than the surrender of rights to receive Warrant Shares hereunder)) that number of Warrant Shares equal to the quotient obtained by dividing: (x) the difference between (i) the product of (A) the Current Market Price of a Warrant Share multiplied by (B) the number of Converted Warrant Shares and (ii) the product of (A) the Exercise Price multiplied by (B) the number of the Converted Warrant Shares, in each case as of the Conversion Date (as defined by Section 1.2(b)), by (y) the Current Market Price of a Warrant Share on the Conversion Date. No fractional Warrant Shares shall be issuable upon exercise of the Conversion Right, and if the number of Warrant Shares to be issued determined in accordance with the following formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the Current Market Price of the resulting fractional Warrant Share on the Conversion Date.

               (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant as provided in Section 1.1, together with a written statement specifying that the holder of this Warrant thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares which are covered by the exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Corporation of this Warrant, together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). The Corporation shall issue to the holder of this Warrant as of the Conversion Date a certificate for the Warrant Shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant.

               (c) The term "Current Market Price" for a Warrant Share as of a specified date shall mean: (i) if the exercise or conversion is in connection with an initial public offering of the Common Stock, and if the Company's registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the Current Market Price shall be the initial "Price to Public" specified in the final prospectus with respect to the offering, (ii) if the Common Stock is publicly traded on such date, the average closing price per share over the preceding 10 trading days as reported on the principal stock exchange or quotation system on which the Common Stock is listed or quoted, or (iii) if the Common Stock is not publicly traded on such date, the Current Market Price shall be the greater of the book value (determined in accordance with GAAP) and the appraised value per Warrant Share as of such date determined by an investment banking firm of recognized standing selected by the Company and reasonably satisfactory to the holder hereof. Each of the Company and Microsoft shall pay one-half of the fees and expenses of such investment banking firm. In the event that the holder disputes such appraised value, the holder shall be entitled to select an additional investment banking firm of recognized standing and paid for by the holder to calculate the appraised value and the Company and the holder shall use their good faith best efforts to agree on the appraised value based on the reports of the two investment banking firms. In the event that the Company and the holder are still unable to reach agreement as to the appraised value, the Company and the holder agree to submit such determination to binding arbitration.

     2.   Transfer; Issuance of Stock Certificates; Restrictive Legends.
          -------------------------------------------------------------

          2.1  Transfer.  Except as expressly permitted in the following
               --------
sentence, this Warrant and the rights hereunder are not transferable by the holder hereof. Notwithstanding the foregoing, this Warrant may be assigned to any entity controlled by or under common control with (as evidenced by ownership of 50% or more of the outstanding voting stock or other interests of such entity) Microsoft. Subject to compliance with the restrictions on transfer set forth in this Section 2, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the holder or its agent or attorney. Upon such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any. A Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by the new holder for the purchase of Warrant Shares without having a new Warrant issued. All Warrants issued upon any assignment of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange.

          2.2  Stock Certificates.  Certificates for the Warrant Shares shall be
               ------------------
delivered to the holder within a reasonable time after the rights represented by this Warrant shall have been exercised pursuant to Section 1, and a new Warrant representing the share, shares or fraction of a share of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder within such time. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax that may be payable in respect thereof; provided, however, that the Company shall not be required to pay any income tax to which the holder hereof may be subject in connection with the issuance of this Warrant or the Warrant Shares.

          2.3  Restrictive Legends.  (a)  Except as otherwise provided in this
               -------------------
Section 2, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

               (b) Except as otherwise provided in this Section 2, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

Notwithstanding the foregoing, the legend requirements of this Section 2.3 shall terminate as to any particular Warrant or Warrant Share when the Company shall have received from the holder thereof an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 2.3 shall terminate, the holder hereof or of Warrant Shares, as the case may be, shall be entitled to receive from the Company without cost to such holder a new Warrant or certificate for Warrant Shares of like tenor, as the case may be, without such restrictive legend.

     3    Adjustment of Number of Shares; Exercise Price; Nature of Securities
          --------------------------------------------------------------------
          Issuable Upon Exercise of Warrants.
          ----------------------------------

          3.1  Exercise Price; Adjustment of Number of Shares.  The Exercise
               ----------------------------------------------
Price set forth in Section 1 hereof and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

          3.2  Redemption or Conversion of Preferred Stock.  If all of the
               -------------------------------------------
Series D Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Series D Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing
(i) the aggregate Purchase Price of the shares of Series D Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

          3.3  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Series D Preferred Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Series D Preferred Stock, then, as a condition of such Transaction, reasonable, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of shares of Series D Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

          3.4  Stock Splits, Stock Dividends and Reverse Stock Splits.  In case
               ------------------------------------------------------
at any time the Company shall subdivide its outstanding shares of Series D Preferred Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Series D Preferred Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Series D Preferred Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

          3.5  Company to Prevent Dilution.  In case at any time or from time to
               ---------------------------
time conditions arise by reason of action taken by the Company which are not adequately covered by this Section 3, and which might materially and adversely affect the exercise rights of the holder hereof, unless the adjustment necessary shall be agreed by the Company and the holder hereof, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of national standing, reasonably acceptable to the holder, who at the Company's expense shall give their opinion upon the adjustment necessary with respect to the Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant, if any, so as to preserve, without dilution, the exercise rights of the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to calculate such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

          3.6  Dissolution, Liquidation or Wind-Up.  In case the Company shall,
               -----------------------------------
at any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the holder hereof shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Shares which the holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such holder hereof been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

          3.7  Accountant's Certificate.  In each case of an adjustment in the
               ------------------------
Exercise Price, number of Warrant Shares or other stock, securities or property receivable upon the exercise of this Warrant, the Company shall compute, and upon the holder's request shall at the Company's expense cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the holder to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (i) the number of shares of Common Stock of each class outstanding or deemed to be outstanding, (ii) the adjusted Exercise Price and (iii) the number of Warrant Shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to certify such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

          3.8  Definition of Common Stock.  As used in this Section 3, the term
               --------------------------
"Common Stock" shall mean and include the Company's authorized common stock of any class or classes and any securities convertible into or exchangeable for such common stock.

     4.   Registration; Exchange and Replacement of Warrant; Reservation of
          -----------------------------------------------------------------
Shares.
------

          The Company shall keep at the Designated Office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

          The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Section 5.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant without requiring the posting of any bond or the giving of any security.

          The Company shall at all times reserve and keep available out of its authorized shares of Series D Preferred Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Series D Preferred Stock as shall be issuable upon the exercise hereof and shall at all times reserve and keep available out of its authorized shares of Common Stock, a sufficient number of shares to provide for the issuance of Common Stock upon conversion of the Warrant Shares. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, if applicable, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

     5.   Registration Rights.
          -------------------

          The holder shall have the registration rights set forth in the Amended and Restated Investors' Rights Agreement dated as of October 14, 1999 by and among the Company and the investors listed on Schedule A thereto, as such agreement may be heretofore amended, with respect to the Common Stock issuable upon the exchange or conversion of the Warrant Shares.

     6.   Notices.
          -------

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered personally, or mailed by registered or certified mail, return receipt requested, or telecopied or telexed and confirmed in writing and delivered personally or mailed by registered or certified mail, return receipt requested:

               (a) If to the holder of this Warrant, to the address of such holder as shown on the books of the Company; or

               (b) If to the Company, to the address set forth in Section 1 of this Warrant;

or at such other address as the holder or the Company may hereafter have advised the other.

     7.   No Rights as Stockholders.
          -------------------------

          This Warrant does not entitle the holder to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

     8.   Successors.
          ----------

          All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors, assigns and transferees.

     9.   Law Governing.
          -------------

          This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Washington (not including the choice of law rules thereof) regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

     10.  Entire Agreement; Amendments and Waivers.
          ----------------------------------------

          This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the holder, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

     11.  Severability; Headings.
          ----------------------

          If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction. The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

                    [remainder of page intentionally blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

                                  iBEAM BROADCASTING CORPORATION


                                  By:________________________________
                                  Name:
                                  Title:


Accepted and agreed:

MICROSOFT CORPORATION


By:_______________________________
     Gregory B. Maffei
     Senior Vice President, and
     Chief Financial Officer

                                    ANNEX A
                                    -------
                              NOTICE OF EXERCISE
                     (To be executed upon partial or full
                        exercise of the within Warrant)


          The undersigned hereby irrevocably elects to exercise the right to purchase ___________ shares of Series D Preferred Stock of iBEAM Broadcasting Corporation covered by the within Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full in the amount of $____________________.

                                   By: ___________________________________
                                       (Signature of Registered Holder)

Dated:_______________

                                    ANNEX B
                                    -------

                                ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the under-signed under this Warrant, with respect to the number of shares of Series D Preferred Stock set forth below:


                                                    No. of Shares of
Name and Address of Assignee                        Common Stock
----------------------------                        ------------



and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of iBEAM Broadcasting Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:___________________________             Print Name:______________________

                                              Signature:_______________________

                                              Witness:_________________________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.